Exhibit 99.1

AVROBIO Reports Positive Data from Phase 1/2 Clinical Trial of Investigational

Gene Therapy for Cystinosis, including New Interim Data on Neurocognitive Measures

New early data show key visual motor integration, visual perception and motor coordination measures impacted by cystinosis stabilized or improved post gene therapy

Systemic reach of AVR-RD-04 observed across multiple other measures

All five dosed patients remain off oral cysteamine post gene therapy

Continued favorable safety profile with no adverse events related to drug product to date

Clinical proof-of-concept in adult patients lays groundwork for AVROBIO-sponsored clinical trial planned to begin in 2023

CAMBRIDGE, Mass.—(BUSINESS WIRE)—May 17, 2022—AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company with a shared purpose to free people from a lifetime of genetic disease, today reported new interim data, including on new visual motor integration, motor coordination and visual perception measures, from a collaborator-sponsored, ongoing Phase 1/2 gene therapy clinical triali of AVR-RD-04, an investigational gene therapy for cystinosis, at the 25th Annual Meeting of American Society for Gene and Cell Therapy (ASGCT) in Washington D.C., May 16-19, 2022.

The collaborator-sponsored Phase 1/2 clinical trial is evaluating the safety and efficacy of AVR-RD-04 in adult patients diagnosed with the infantile form of cystinosis who previously had been treated with the current standard of care (SOC) cysteamine. AVR-RD-04 genetically modifies patients’ own hematopoietic stem cells (HSC) to express a functional version of cystinosin, the protein that is deficient in people living with cystinosis. Preliminary data suggest that post gene therapy, functional cystinosin has been produced throughout the body as evidenced by clinical measures in multiple tissues, including the eyes, skin, gastrointestinal mucosa and neurocognitive system. No adverse events (AEs) related to the drug product have been reported to date.

“We’re thrilled with our progress in this first and only gene therapy trial for cystinosis, a devastating genetic disease with unmet medical needs that impact the daily lives of patients and their families,” said Stephanie Cherqui, Ph.D., lead investigator of the clinical trial and associate professor of Pediatrics at the University of California San Diego (UCSD). “Now with data from up to five patients, we have observed a strong safety and tolerability profile, as well as a reduction in the harmful accumulation of cystine crystals in cells across multiple tissues.

“All five patients dosed to date remain off oral cysteamine. We believe the results to date for this investigational gene therapy show its potential to stabilize or reduce impact of cystinosis on different tissues with a single dose,” she added.

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Collaborator-sponsored Phase 1/2 clinical trial of AVR-RD-04 is funded in part by grants to UCSD from the California Institute for Regenerative Medicine (CIRM), Cystinosis Research Foundation (CRF) and National Institutes of Health (NIH).

The collaborator-sponsored Phase 1/2 clinical trial of AVR-RD-04 is funded in part by grants to UCSD from the California Institute for Regenerative Medicine (CIRM), Cystinosis Research Foundation (CRF) and National Institutes of Health (NIH).

“We believe the interim data from this ongoing clinical trial demonstrate the potential of gene therapy using patient’s own hematopoietic stem cells to impact the body head-to-toe by restoring functional cystinosin and reducing the accumulation of cystine crystals systemically,” said AVROBIO Chief Medical Officer, Essra Ridha, M.D., MRCP, FFPM. “Cystinosis is a devastating disease that currently carries a 5-year treatment cost in excess of $4 million per patient in the U.S. and impacts approximately 1,600 patients in the U.S., Europe and Japan alone. With proof-of-concept demonstrated, we continue to lay the groundwork for an AVROBIO-sponsored clinical trial planned to begin in 2023 and look forward to our interactions with regulators on our clinical and Chemistry Manufacturing and Controls (CMC) strategy later this year.”

Key motor coordination and visual perception measures stabilize or show positive trends post gene therapy

Visual motor integration (VMI) measured with the Beery – Buktenica Developmental Test of VMI, a standardized test evaluating the ability of the brain to interpret and translate visual information into an exact motor response, has been shown to be a consistent indicator of visual spatial and visual motor dysfunction in patients with cystinosis. These measures do not generally improve over time in this population.

Early data indicate that post gene therapy the two patients with data to date show stabilization of scores on the Beery – Buktenica Developmental Test of VMI and importantly, improvement in the subtests of motor coordination and visual perception, suggesting a potential impact on the neuropathology of the disease. In patient #1, an approximate 20-point improvement was evident in both visual perception and motor coordination, and in patient #3 a 5-point increase in visual perception was detected, with motor coordination rising by 45 points in the first 6 months post treatment and a more modest rise thereafter.

In addition, following discontinuation of cysteamine, average hand grip strength remained stable up to 27 months after dosing.

Systemic reach of AVR-RD-04 also seen across measurements of blood, eye, skin and gastrointestinal mucosa

Early data indicate that post gene therapy, patients have been able to produce and distribute functional cystinosin protein throughout the body, which prevents the pathological accumulation of cystine crystals. In blood, the leukocyte cystine levels decreased measurably, with the three patients out more than 12 months post gene therapy stabilizing near 1.0 nmol/mg protein.

Photophobia, or extreme visual sensitivity to light, is a hallmark of cystinosis. In a patient-reported outcome scale of photophobia severity, the first three patients for which data are available, reported improved or stable photophobia scores. Patient #1, who entered the trial with a higher level of cystine crystal accumulation in the eye, reported a two-point photophobia score improvement 24 months post gene therapy. Patients #2 and #3, who both entered the trial with relatively lower cystine crystal accumulation in the eye, reported stable photophobia scores, both at 12 months post gene therapy. Patients #1, #3, #4 and #5 remain off cysteamine eye drops.

A decline in cystine crystals was observed in skin and gastrointestinal mucosa biopsies from the first three patients. Patients with cystinosis accumulate cystine crystals in cells, which leads to tissue and organ damage and results in debilitating co-morbidities. In the skin, reductions in average intracytoplasmic crystals per cell ranged from 8% in patient #1, 64% in patient #2 and 81% in patient #3 below the patients’ own standard-of-care baseline measures at 12-27 months post gene therapy. In the intestinal mucosa, a measurable reduction below patients’ own standard-of-care baseline measures was observed post gene therapy, including for patient #1 a 73% reduction after 27 months, for patient #2 a 28% reduction after 12 months and for patient #3 an 83% reduction after 18 months. These data suggest the systemic distribution of functional cystinosis protein is impacting a variety of measures throughout the body. Biopsies have not yet been conducted for patient #4 and #5, who have been more recently infused.

Darker pigmentation observed may be a sign of multi-functional cystinosin activity post gene therapy

Patients with cystinosis frequently exhibit blond or lighter-colored hair and fair complexion because of reduced levels of melanin in their skin. In vitro studies have demonstrated that cystinosin is located in melanosomes of melanocytes and when functional cystinosin is absent or reduced, melanin pigment synthesis is inhibited.

New early quantitative data suggest that gene therapy-derived cystinosin may restore melanin production. Twelve months after infusion, two patients exhibited progressively darkening hair color, as measured by a 25% and 37% reduction in red, green, blue (RGB) mean intensity for patient #1 and patient #3, respectively, further indicating cystinosin protein throughout the body. In this case, a microscope was used to obtain high resolution images of hair strands. The images were taken using transmitted light at 20x magnification and analyzed for RGB intensity with numerical values assigned to quantify the level of pigmentation. These data are not yet available for patients #2, #4 and #5.

Sustained engraftment demonstrated with stable VCN for patients beyond 12 months

Importantly, sustained engraftment has been observed in the first three patients, as evidenced by stable vector copy number (VCN) levels. At 17- to 27-months post gene therapy, their VCN is between 1.0 and 2.0 per diploid genome. The recently dosed fourth and fifth patient have a VCN of 0.7 and 1.3 per diploid genome at three-months and one-month post gene therapy, respectively.

Safety and tolerability profile remains strong

Safety data from the five patients dosed to date indicate no AEs related to drug product. All AEs were related to myeloablative conditioning, stem cell mobilization, underlying disease or pre-existing conditions. The majority of AEs were mild or moderate and resolved without clinical sequelae.

Further details on the collaborator-sponsored Phase 1/2 trial (NCT03897361) are available on clinicaltrials.gov. For more information on the cystinosis trial data presented at ASGCT, please see data slides here.

AVROBIO-sponsored trial on track for 2023

Based on the data reported today, combined with feedback provided by the U.S. Food and Drug Administration (FDA) after a fall 2021 Type C meeting, and pending the outcome of further planned regulatory authority interactions this year, the company expects to initiate an AVROBIO-sponsored trial in 2023 in the U.S., followed by sites in the UK and Europe. AVROBIO’s current plan involves a two-part strategy, beginning in a pre-renal transplant population followed by a post-renal transplant population.

About cystinosis

Cystinosis is a rare, progressive disease marked by the accumulation of cystine in cellular organelles known as lysosomes. This buildup causes progressive organ damage and debilitating corneal damage, swallowing dysfunction, chronic kidney disease leading to end-stage renal disease and muscle wasting leading to a shortened lifespan. Currently, more than 90% of treated cystinosis patients require a renal transplant in the second or third decade of life. The current standard of care for cystinosis is cysteamine, a treatment regimen that can require dozens of pills per day, does not prevent overall disease progression and carries side effects, such as breath and body odor and gastrointestinal complications, which may be difficult to tolerate.

About AVROBIO

Our vision is to bring personalized gene therapy to the world. We aim to prevent, halt or reverse disease throughout the body with a single dose of gene therapy designed to drive durable expression of therapeutic protein, even in hard-to-reach tissues and organs including brain, muscle and bone. AVROBIO’s pipeline is powered by our industry-leading plato® gene therapy platform, our foundation designed to deliver gene therapy worldwide. It includes clinical programs in cystinosis and Gaucher disease type 1, as well as preclinical programs in Gaucher disease type 3, Hunter syndrome and Pompe disease. We are headquartered in Cambridge, Mass. For additional information, visit avrobio.com, and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy for and the potential therapeutic benefits of our product candidates, including AVR-RD-04 for the treatment of cystinosis, the design, commencement, enrollment and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, anticipated benefits of our gene therapy platform including potential impact on our commercialization activities, timing and likelihood of success, the expected benefits and results of our implementation of the plato platform in our clinical trials and gene therapy programs, and the expected safety profile of our investigational gene therapies. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early-stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates, including AVR-RD-04 for the treatment of cystinosis, will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not successfully recruit or enroll a sufficient number of patients for our clinical trials, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, including the features of our plato® platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, risks relating to clinical trial and business interruptions resulting from the COVID-19 outbreak or similar public health crises, including that such interruptions may materially delay our enrollment and development timelines and/or increase our development costs or that data collection efforts may be impaired or otherwise impacted by such crises, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:

Christopher F. Brinzey

Westwicke, an ICR Company

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kit Rodophele

Ten Bridge Communications

617-999-9620

krodophele@tenbridgecommunications.com